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Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No.333-144889) on Form S-4 (Amendment No. 4) of Echo Healthcare Acquisition Corp. of our report dated June 12, 2007 relating to our audits of the financial statements of Yuba-Sutter Veterinary Hospital, Inc. as of November 30, 2005 and December 31, 2004 and for the eleven months and year then ended, respectively.

We also consent to the reference to our firm under the captions “Experts” in this Prospectus.

/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Santa Ana, California
November 7, 2007